Exhibit 99.1

Kilroy Realty

Q4 2023 Supplemental Financial Report

KILROY

Q4 2023 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2022, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: Crossing 900, Redwood City, CA | 9455 Towne Centre Drive, San Diego, CA | 333 Brannan Street, San Francisco, CA

01
Corporate Data and Financial Highlights

–Company Background
–Executive Summary
–Financial Highlights
–Net Income Available to Common Stockholders / FFO Guidance and Outlook
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q4 2023 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At December 31, 2023, the Company’s stabilized portfolio totaled approximately 17.0 million square feet of primarily office and life science space that was 85.0% occupied and 86.4% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 92.5% for the quarter ended December 31, 2023.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chair	John Kilroy	Chief Executive Officer through January 21, 2024 (1)	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Angela M. Aman	Chief Executive Officer effective January 22, 2024 (1)
Angela M. Aman		Justin W. Smart	President
Jolie Hunt		Eliott Trencher	Executive VP, Chief Financial Officer and Chief Investment Officer
Scott S. Ingraham
Louisa G. Ritter		Robert Paratte	Executive VP, Chief Leasing Officer and Senior Advisor to the Chair	Bill Hutcheson
Gary R. Stevenson				Senior VP, Investor Relations & Capital Markets
Peter B. Stoneberg		Heidi R. Roth	Executive VP, Chief Administrative Officer
		John Osmond	Executive VP, Head of Asset Management
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
Camille Bonnel	(646) 855-5042	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		Keybanc Capital Markets
Thomas Catherwood	(212) 738-6140	Upal Rana	(917) 368-2316
Citigroup Investment Research		Mizuho Securities USA LLC
Michael Griffin	(212) 816-5871	Vikram Malhotra	(212) 282-3827
Deutsche Bank Securities, Inc.		RBC Capital Markets
Omotayo Okusanya	(212) 250-9284	Mike Carroll	(440) 715-2649
Evercore ISI		Scotiabank
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 225-6904
Goldman Sachs & Co. LLC		Wells Fargo
Caitlin Burrows	(212) 902-4736	Blaine Heck	(443) 263-6529
Green Street Advisors		Wolfe Research
Dylan Burzinski	(949) 640-8780	Andrew Rosivach	(646) 582-9250
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.
___________________
(1)In December 2023, the Board of Directors appointed Angela M. Aman as Chief Executive Officer ("CEO") and a member of the Board, effective January 22, 2024. John Kilroy continued to serve as CEO until January 21, 2024, will serve as an advisor through the end of 2024, and will remain Chair of the Board through his current term.

Q4 2023 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Revenues of $269.0 million	• Stabilized portfolio was 85.0% occupied and 86.4% leased at quarter-end

• Net income available to common stockholders per diluted share of $0.40	• Approximately 369,000 square feet of leases commenced

• FFO per diluted share of $1.08	• Approximately 588,000 square feet of leases executed, including short-term leases
• Same Store NOI decreased 10.6% compared to the prior year. Same Store Cash
decreased 1.2% compared to the prior year	◦GAAP and cash rents increased 21.7% and 1.6%, respectively, from prior levels, excluding short-term leases
◦Same Store NOI was negatively impacted by $6.4 million of rental income reversals related to placing tenants on a cash basis of revenue recognition

Capital Markets Highlights	Strategic Highlights

• In January, completed a public offering of $400.0 million of 12-year unsecured	• In December, added Indeed Tower, comprised of approximately 759,000 square
senior notes at an interest rate of 6.250% due January 2036	feet in the Austin CBD to the stabilized portfolio. The project is currently 78%
leased and 65% occupied
• As of February 5, 2024, approximately $2.2 billion of total liquidity comprised of approximately $1.1 billion of cash and short term investments and approximately $1.1 billion available under the unsecured revolving credit facility

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 36-37 “Definitions Included in Supplemental.”

Q4 2023 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023

INCOME ITEMS AND DIVIDENDS:
Capitalized Interest and Debt Costs	$19,216	$17,731	$19,470	$20,056	$21,510
Cash Lease Termination Fees (1)	$503	$—	$225	$1,329	$3,437
Net Income Available to Common Stockholders per common share – diluted (2)	$0.45	$0.48	$0.47	$0.45	$0.40
Funds From Operations per common share – diluted (3)	$1.17	$1.22	$1.19	$1.12	$1.08
Dividends per common share (2)	$0.54	$0.54	$0.54	$0.54	$0.54
EBITDA, as adjusted (4)	$174,421	$184,577	$178,020	$173,798	$171,387
RATIOS:
Net Operating Income Margins	70.3%	71.2%	69.9%	68.2%	68.7%
Fixed Charge Coverage Ratio - Net Income	1.5x	1.6x	1.4x	1.2x	1.0x
Fixed Charge Coverage Ratio - EBITDA	4.4x	4.6x	4.1x	3.7x	3.4x
Net Income Payout Ratio	107.2%	97.9%	104.3%	108.8%	120.5%
FFO Payout Ratio	45.6%	43.8%	45.0%	47.7%	49.5%
FAD Payout Ratio	60.9%	48.2%	53.4%	53.9%	58.4%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 36-37 “Definitions Included in Supplemental.”
(1)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Please refer to page 7 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(4)Please refer to pages 38-39 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q4 2023 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)
The Company is providing Nareit-defined FFO per diluted share guidance for the full year 2024 of $4.10 to $4.25 per share with a midpoint of $4.18 per share.

	Full Year 2024 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.45	$1.61

Weighted average common shares outstanding - diluted (1)	118,000	118,000

Net income available to common stockholders	$171,000	$190,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,900	2,000
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	21,000
Depreciation and amortization of real estate assets	330,000	330,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(30,000)	(32,000)
Funds From Operations (2)	$493,400	$511,000

Weighted average common shares and units outstanding - diluted (3)	120,250	120,250

FFO per common share/unit - diluted (3)	$4.10	$4.25

Key Assumptions	2023 Actuals	2024 Assumptions
Change in same store cash NOI (2)	4.4%	(4.0%) to (6.0%)
Average full year occupancy	87.3%	82.5% to 84.0%
General and administrative expenses	$93 million	$72 million to $80 million
Total development spending	$394 million	$200 million to $300 million
Weighted average common shares and units outstanding - diluted (3)	119,241	120,250

________________________
(1)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards.
(2)See pages 33-34 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2024, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. These guidance estimates do not include the impact on Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Q4 2023 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

ASSETS:
Land and improvements	$1,743,170	$1,743,170	$1,738,242	$1,738,242	$1,738,242
Buildings and improvements	8,463,674	8,431,499	8,353,596	8,335,285	8,302,081
Undeveloped land and construction in progress	2,034,804	1,950,424	1,894,545	1,788,542	1,691,860
Total real estate assets held for investment	12,241,648	12,125,093	11,986,383	11,862,069	11,732,183
Accumulated depreciation and amortization	(2,518,304)	(2,443,659)	(2,369,515)	(2,294,202)	(2,218,710)
Total real estate assets held for investment, net	9,723,344	9,681,434	9,616,868	9,567,867	9,513,473
Cash and cash equivalents	510,163	618,794	361,885	476,358	347,379
Marketable securities	284,670	278,789	25,786	23,288	23,547
Current receivables, net	13,609	11,383	10,686	15,926	20,583
Deferred rent receivables, net	460,979	466,073	463,640	457,870	452,200
Deferred leasing costs and acquisition-related intangible assets, net	229,705	228,742	230,559	238,184	250,846
Right of use ground lease assets	125,506	125,765	126,022	126,277	126,530
Prepaid expenses and other assets, net	53,069	60,141	75,588	63,622	62,429
TOTAL ASSETS	$11,401,045	$11,471,121	$10,911,034	$10,969,392	$10,796,987

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$603,225	$604,480	$240,142	$241,547	$242,938
Unsecured debt, net	4,325,153	4,330,326	4,172,833	4,171,029	4,020,058
Accounts payable, accrued expenses and other liabilities	371,179	426,662	377,733	418,902	392,360
Ground lease liabilities	124,353	124,517	124,678	124,837	124,994
Accrued dividends and distributions	64,440	64,423	64,438	64,461	64,285
Deferred revenue and acquisition-related intangible liabilities, net	173,638	178,542	185,429	195,629	195,959
Rents received in advance and tenant security deposits	79,364	74,646	78,187	80,565	81,432
Total liabilities	5,741,352	5,803,596	5,243,440	5,296,970	5,122,026
Equity:
Stockholders’ Equity
Common stock	1,173	1,173	1,172	1,171	1,169
Additional paid-in capital	5,205,839	5,195,106	5,184,227	5,175,402	5,170,760
Retained earnings	221,149	237,665	248,695	257,079	265,118
Total stockholders’ equity	5,428,161	5,433,944	5,434,094	5,433,652	5,437,047
Noncontrolling Interests
Common units of the Operating Partnership	53,275	53,328	53,358	53,386	53,524
Noncontrolling interests in consolidated property partnerships	178,257	180,253	180,142	185,384	184,390
Total noncontrolling interests	231,532	233,581	233,500	238,770	237,914
Total equity	5,659,693	5,667,525	5,667,594	5,672,422	5,674,961
TOTAL LIABILITIES AND EQUITY	$11,401,045	$11,471,121	$10,911,034	$10,969,392	$10,796,987

Q4 2023 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUES
Rental income	$265,643	$281,688	$1,117,737	$1,086,018
Other property income	3,373	2,656	11,957	10,969
Total revenues	269,016	284,344	1,129,694	1,096,987
EXPENSES
Property expenses	60,731	55,323	228,964	202,744
Real estate taxes	21,000	27,151	105,868	105,869
Ground leases	2,560	2,092	9,732	7,565
General and administrative expenses (1)	22,078	25,217	93,434	93,642
Leasing costs	1,956	1,404	6,506	4,879
Depreciation and amortization	86,016	91,396	355,278	357,611
Total expenses	194,341	202,583	799,782	772,310
OTHER INCOME (EXPENSES)
Interest and other income, net	10,696	1,264	22,592	1,765
Interest expense	(32,325)	(23,550)	(114,216)	(84,278)
Gain on sale of depreciable operating property	—	—	—	17,329
Total other expenses	(21,629)	(22,286)	(91,624)	(65,184)
NET INCOME	53,046	59,475	238,288	259,493
Net income attributable to noncontrolling common units of the Operating Partnership	(471)	(588)	(2,083)	(2,283)
Net income attributable to noncontrolling interests in consolidated property partnerships	(5,291)	(6,262)	(23,964)	(24,595)
Total income attributable to noncontrolling interests	(5,762)	(6,850)	(26,047)	(26,878)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$47,284	$52,625	$212,241	$232,615
Weighted average common shares outstanding – basic	117,240	116,878	117,160	116,807
Weighted average common shares outstanding – diluted	117,816	117,389	117,506	117,220
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.40	$0.45	$1.80	$1.98
Net income available to common stockholders per share – diluted	$0.40	$0.45	$1.80	$1.97

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(1)The three months and year ended December 31, 2023 includes $4.9 million and $17.0 million, respectively, of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.

Q4 2023 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$47,284	$52,625	$212,241	$232,615
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	471	588	2,083	2,283
Net income attributable to noncontrolling interests in consolidated property partnerships	5,291	6,262	23,964	24,595
Depreciation and amortization of real estate assets	84,402	89,536	348,064	350,665
Gain on sale of depreciable real estate	—	—	—	(17,329)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,191)	(9,156)	(35,236)	(36,198)
Funds From Operations (1)(2)	$129,257	$139,855	$551,116	$556,631
Weighted average common shares/units outstanding – basic (3)	118,896	118,568	118,895	118,586
Weighted average common shares/units outstanding – diluted (4)	119,473	119,079	119,241	118,999
FFO per common share/unit – basic (1)	$1.09	$1.18	$4.64	$4.69
FFO per common share/unit – diluted (1)	$1.08	$1.17	$4.62	$4.68

FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$129,257	$139,855	$551,116	$556,631
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(31,411)	(28,480)	(87,546)	(81,328)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(5,717)	(5,100)	(20,697)	(19,321)
Net effect of straight-line rents	5,143	(9,214)	(8,578)	(47,936)
Amortization of net below market rents (6)	(973)	(2,305)	(6,648)	(10,476)
Amortization of deferred financing costs and net debt discount/premium	1,279	1,215	5,200	3,657
Non-cash amortization of share-based compensation awards	8,498	6,712	36,858	28,347
Lease related adjustments, leasing costs and other (7)	1,966	833	4,921	9,536
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,486	1,223	5,679	5,687
Funds Available for Distribution (1)	$109,528	$104,739	$480,305	$444,797

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(1)See page 34 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.7 million and $5.1 million for the three months ended December 31, 2023 and 2022, respectively, and $20.7 million and $19.3 million for the year ended December 31, 2023 and 2022, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Q4 2023 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Net Cash Provided by Operating Activities	$110,223	$108,005	$602,589	$592,235
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(31,411)	(28,480)	(87,546)	(81,328)
Depreciation of non-real estate furniture, fixtures and equipment	(1,614)	(1,860)	(7,214)	(6,946)
Net changes in operating assets and liabilities (1)	39,064	36,343	1,816	(12,634)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,705)	(7,933)	(29,557)	(30,511)
Cash adjustments related to investing and financing activities	(29)	(1,336)	217	(16,019)
Funds Available for Distribution (2)	$109,528	$104,739	$480,305	$444,797

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(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 34 for a Management Statement on Funds Available for Distribution.

Q4 2023 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Operating Revenues:
Rental income (2)	$223,835	$237,884	(5.9)%	$933,492	$923,780	1.1%
Tenant reimbursements (2)	41,808	43,804	(4.6)%	184,245	162,238	13.6%
Other property income	3,373	2,656	27.0%	11,957	10,969	9.0%
Total operating revenues	269,016	284,344	(5.4)%	1,129,694	1,096,987	3.0%
Operating Expenses:
Property expenses	60,731	55,323	9.8%	228,964	202,744	12.9%
Real estate taxes	21,000	27,151	(22.7)%	105,868	105,869	0.0%
Ground leases	2,560	2,092	22.4%	9,732	7,565	28.6%
Total operating expenses	84,291	84,566	(0.3)%	344,564	316,178	9.0%
Net Operating Income	$184,725	$199,778	(7.5)%	$785,130	$780,809	0.6%

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(1)Please refer to page 32 for Management Statements on Net Operating Income and page 38 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top Fifteen Tenants
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q4 2023 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change

Total Same Store Portfolio
Office Portfolio
Number of properties	115	115		115	115
Square Feet	15,063,419	15,063,419		15,063,419	15,063,419
Percent of Stabilized Portfolio	88.4%	93.0%		88.4%	93.0%
Average Occupancy	86.3%	91.7%		87.7%	91.6%

Operating Revenues:
Rental income (2)	$199,295	$218,276	(8.7)%	$840,013	$863,577	(2.7)%
Tenant reimbursements (2)	38,552	40,751	(5.4)%	166,020	153,745	8.0%
Other property income	3,084	2,465	25.1%	10,874	9,820	10.7%
Total operating revenues	240,931	261,492	(7.9)%	1,016,907	1,027,142	(1.0)%
Operating Expenses:
Property expenses	56,119	51,824	8.3%	213,788	193,353	10.6%
Real estate taxes	19,064	24,428	(22.0)%	93,383	98,266	(5.0)%
Ground leases	1,915	1,897	0.9%	7,588	7,162	5.9%
Total operating expenses	77,098	78,149	(1.3)%	314,759	298,781	5.3%
Net Operating Income (3)(4)	$163,833	$183,343	(10.6)%	$702,148	$728,361	(3.6)%

Same Store Analysis (Cash Basis)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Total operating revenues	$246,716	$249,807	(1.2)%	$1,005,711	$960,820	4.7%
Total operating expenses	77,000	78,049	(1.3)%	314,360	298,354	5.4%
Cash Net Operating Income (4)(5)	$169,716	$171,758	(1.2)%	$691,351	$662,466	4.4%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2022 and still owned and included in the stabilized portfolio as of December 31, 2023. Same Store includes 100% of consolidated property partnerships as well as our three residential properties.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(3)For the three months ended December 31, 2023, includes $7.9 million of non-recurring net charges. For the three months ended December 31, 2022, includes $3.3 million of non-recurring income. For the year ended December 31, 2023 and 2022, includes $1.4 million and $6.8 million of non-recurring income, respectively.
(4)Please refer to page 38 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income. Adjustments to GAAP operating revenues include the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.
(5)For the three months ended December 31, 2023 and 2022, includes $3.8 million and $1.2 million of non-recurring income, respectively. For the year ended December 31, 2023 and 2022, includes $18.2 million and $1.8 million of non-recurring income, respectively.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED PORTFOLIO (1) (2)	Buildings	YTD NOI %	SF %	Total SF	12/31/2023	9/30/2023	12/31/2023

Greater Los Angeles
Culver City	19	0.7%	1.0%	166,207	71.9%	78.9%	71.9%
El Segundo	5	2.7%	6.5%	1,103,595	75.4%	75.4%	75.6%
Hollywood	10	6.9%	7.0%	1,200,631	87.3%	87.4%	91.1%
Long Beach	7	2.1%	5.6%	957,706	85.7%	82.6%	85.7%
West Hollywood	4	1.0%	1.1%	189,459	91.3%	87.4%	92.5%
West Los Angeles	8	4.2%	4.3%	726,975	60.0%	76.5%	60.0%
Total Greater Los Angeles	53	17.6%	25.5%	4,344,573	79.0%	81.2%	80.1%
San Diego County
Del Mar	17	13.4%	10.5%	1,791,486	96.9%	96.7%	97.1%
I-15 Corridor	3	0.9%	2.5%	433,851	82.6%	68.0%	85.5%
Little Italy / Point Loma	2	—%	1.8%	313,983	41.6%	41.0%	43.8%
University Towne Center	2	1.3%	1.4%	231,060	100.0%	100.0%	100.0%
Total San Diego County	24	15.6%	16.2%	2,770,380	88.6%	86.1%	89.5%
San Francisco Bay Area
Menlo Park	6	2.0%	1.9%	329,944	86.1%	86.1%	93.1%
Mountain View	3	3.1%	2.7%	457,066	100.0%	100.0%	100.0%
Palo Alto	2	1.3%	1.0%	165,574	100.0%	100.0%	100.0%
Redwood City	2	2.9%	2.0%	347,269	100.0%	100.0%	100.0%
San Francisco	10	25.5%	20.0%	3,400,600	85.0%	85.3%	85.5%
South San Francisco	6	8.3%	4.7%	806,109	100.0%	100.0%	100.0%
Sunnyvale	4	4.0%	3.9%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	33	47.1%	36.2%	6,170,022	91.0%	91.1%	91.6%
Greater Seattle
Bellevue	2	5.3%	5.4%	919,295	93.6%	94.0%	95.4%
Lake Union / Denny Regrade	8	11.0%	12.2%	2,080,883	78.9%	78.9%	78.9%
Total Greater Seattle	10	16.3%	17.6%	3,000,178	83.4%	83.5%	84.0%
Austin
Austin CBD	1	3.4%	4.5%	758,975	64.9%	—%	78.2%
Total Austin	1	3.4%	4.5%	758,975	64.9%	—%	78.2%
TOTAL STABILIZED PORTFOLIO	121	100.0%	100.0%	17,044,128	85.0%	86.2%	86.4%

Average Occupancy
Quarter-to-Date	Year-to-Date
85.9%	87.3%
________________________
(1)Excludes residential properties.
(2)Buildings within a complex of properties are analyzed at the complex level.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	166,207	71.9%	71.9%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	46.2%	46.2%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	78.6%	79.3%
999 N. Pacific Coast Highway	El Segundo	138,389	58.1%	58.1%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue	Hollywood	113,447	41.4%	63.6%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	264,430	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,238	53.0%	53.0%
6121 W. Sunset Boulevard	Hollywood	93,418	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	332,100	77.9%	84.1%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	77.0%	77.0%
3780 Kilroy Airport Way	Long Beach	221,452	91.4%	91.4%
3800 Kilroy Airport Way	Long Beach	192,476	89.3%	89.3%
3840 Kilroy Airport Way	Long Beach	138,441	77.6%	77.6%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	78.7%	78.7%
8560 W. Sunset Boulevard	West Hollywood	76,558	87.6%	87.6%
8570 W. Sunset Boulevard	West Hollywood	49,276	94.5%	99.0%
8580 W. Sunset Boulevard	West Hollywood	6,875	59.0%	59.0%
8590 W. Sunset Boulevard	West Hollywood	56,750	97.4%	97.4%
12100 W. Olympic Boulevard	West Los Angeles	155,679	74.1%	74.1%
12200 W. Olympic Boulevard	West Los Angeles	154,544	32.0%	32.0%
12233 W. Olympic Boulevard	West Los Angeles	156,746	52.7%	52.7%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	104,853	55.4%	55.4%
501 Santa Monica Boulevard	West Los Angeles	78,509	68.4%	68.4%
Total Greater Los Angeles		4,344,573	79.0%	80.1%

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12340 El Camino Real *	Del Mar	109,307	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,192	100.0%	100.0%
12400 High Bluff Drive *	Del Mar	216,518	91.7%	91.7%
3579 Valley Centre Drive	Del Mar	54,960	94.7%	94.7%
3611 Valley Centre Drive	Del Mar	132,425	100.0%	100.0%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	115,193	78.4%	78.4%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	89.6%	93.2%
13480 Evening Creek Drive North	I-15 Corridor	143,401	54.5%	63.1%
13500 Evening Creek Drive North	I-15 Corridor	143,749	92.9%	92.9%
13520 Evening Creek Drive North	I-15 Corridor	146,701	100.0%	100.0%
2100 Kettner Boulevard *	Little Italy	206,527	20.5%	23.8%
2305 Historic Decatur Road	Point Loma	107,456	82.1%	82.1%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
9514 Towne Centre Drive *	University Towne Center	70,616	100.0%	100.0%
Total San Diego County		2,770,380	88.6%	89.5%

________________________
* Excluded from our Same Store portfolio.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,643	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	43,600	69.4%	69.4%
4300 Bohannon Drive	Menlo Park	63,430	48.8%	85.1%
4500 Bohannon Drive	Menlo Park	63,429	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,413	100.0%	100.0%
4700 Bohannon Drive	Menlo Park	63,429	100.0%	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%	100.0%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	417,914	95.5%	95.5%
100 First Street	San Francisco	480,457	98.3%	98.3%
303 Second Street	San Francisco	784,658	71.1%	73.5%
201 Third Street	San Francisco	346,538	68.2%	68.2%
360 Third Street	San Francisco	436,357	66.6%	66.6%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
Total San Francisco Bay Area		6,170,022	91.0%	91.6%

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	490,738	100.0%	100.0%
10900 NE 4th Street	Bellevue	428,557	86.2%	90.1%
2001 West 8th Avenue	Denny Regrade	539,226	20.0%	20.0%
333 Dexter Avenue North *	Lake Union	618,766	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	173,615	100.0%	100.0%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	96.1%	96.1%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	174,530	100.0%	100.0%
Total Greater Seattle		3,000,178	83.4%	84.0%
Austin
200 W. 6th Street *	Austin CBD	758,975	64.9%	78.2%
Total Austin		758,975	64.9%	78.2%
TOTAL STABILIZED PORTFOLIO		17,044,128	85.0%	86.4%

________________________
* Excluded from our Same Store portfolio.

			Average Residential Occupancy
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	Quarter-to-Date	Year-to-Date

Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	91.7%	92.7%
6390 De Longpre Avenue	Hollywood	193	91.2%	92.2%
San Diego County
3200 Paseo Village Way	Del Mar	608	93.1%	93.0%
TOTAL RESIDENTIAL PROPERTIES		1,001	92.5%	92.8%

Q4 2023 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation	12	9	153,006	180,926	333,932	70	$59.54	$10.21	18.8%	2.1%
Development Leasing (4)	2	—	35,002	—	35,002	112	$102.20	$10.95
TOTAL:	14	9	188,008	180,926	368,934

Year to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents
	New	Renewal	New	Renewal	Total
2nd Generation	45	47	512,626	568,443	1,081,069	72	$54.70	$9.12	14.9%	0.3%
Development Leasing (4)	5	—	139,018	—	139,018	137	$116.82	$10.23
TOTAL:	50	47	651,644	568,443	1,220,087

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized and development portfolios during the period, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Represents leases commenced on new construction added to the stabilized portfolio and leasing activity for leases signed in our development portfolio.

Q4 2023 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation	11	9	273,501	180,926	454,427	75	$49.95	$7.99	21.7%	1.6%	46.8%
Development Leasing (5)	3	—	35,467	—	35,467	122	$133.54	$13.13
TOTAL:	14	9	308,968	180,926	489,894

Year to Date (6)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation	46	47	615,477	568,443	1,183,920	68	$52.96	$9.35	14.8%	0.1%	29.1%
Development Leasing (5)	7	—	64,919	—	64,919	127	$149.44	$14.12
TOTAL:	53	47	680,396	568,443	1,248,839

________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year. During the three months ended December 31, 2023, we signed 98,573 square feet of leases with a lease term less than one year.
(2)During the three months ended December 31, 2023, 11 new leases totaling 291,412 square feet were signed but not commenced as of December 31, 2023.
(3)Represents leasing activity for leases signed at properties in the stabilized and development portfolios during the period, net of month-to-month leases.
(4)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(5)Represents leasing on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.
(6)During the year ended December 31, 2023, 21 new leases totaling 368,859 square feet were signed but not commenced as of December 31, 2023.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2023	Q4 2023	Q3 2023	Q2 2023	Q1 2023

1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$1,797	$206	$1,091	$153	$347
Tenant Improvements & Leasing Commissions (2)	(329)	(329)	—	—	—

Total	$1,468	$(123)	$1,091	$153	$347

	Total 2023	Q4 2023	Q3 2023	Q2 2023	Q1 2023

2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$33,793	$12,872	$6,361	$7,263	$7,297
Tenant Improvements & Leasing Commissions (2)	53,753	18,539	14,158	10,587	10,469

Total	$87,546	$31,411	$20,519	$17,850	$17,766

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)(2)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	19	15	19	17	18	13	17	17	61	70	51	36	39	40	15	13	16
% of Total Leased Sq. Ft.	1.7%	1.0%	2.0%	2.6%	1.4%	0.8%	1.0%	1.6%	13.5%	7.5%	7.8%	8.2%	10.8%	14.6%	7.8%	8.1%	9.6%
Annualized Base Rent	$11,594	$6,837	$9,896	$23,869	$9,075	$4,938	$6,980	$12,738	$90,656	$43,736	$68,568	$62,676	$91,673	$137,161	$73,937	$69,315	$84,155
% of Total Annualized Base Rent (3)	1.4%	0.8%	1.2%	3.0%	1.1%	0.6%	0.9%	1.6%	11.2%	5.4%	8.5%	7.8%	11.3%	17.0%	9.2%	8.6%	10.4%
Annualized Rent per Sq. Ft.	$48.41	$46.90	$35.08	$61.72	$47.96	$44.45	$46.91	$55.78	$47.18	$41.10	$61.97	$53.92	$59.56	$65.78	$66.29	$59.93	$62.11
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2023, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2023.
(2)Adjusting for leasing transactions executed as of December 31, 2023 but not yet commenced, the 2024 and 2025 expirations would be reduced by 107,219 and 40,278 square feet, respectively.
(3)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2023 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2024	Greater Los Angeles	45	516,779	3.6%	$23,273	2.9%	$45.03
	San Diego County	6	45,597	0.3%	1,759	0.2%	38.58
	San Francisco Bay Area	11	318,262	2.2%	20,752	2.6%	65.20
	Greater Seattle	8	173,458	1.2%	6,412	0.7%	36.97
	Austin	—	—	—%	—	—%	—
	Total	70	1,054,096	7.3%	$52,196	6.4%	$49.52

2025	Greater Los Angeles	28	168,613	1.2%	$6,946	0.9%	$41.19
	San Diego County	18	243,773	1.7%	12,508	1.5%	51.31
	San Francisco Bay Area	9	124,246	0.9%	8,725	1.1%	70.22
	Greater Seattle	10	140,831	1.0%	5,552	0.7%	39.42
	Austin	—	—	—%	—	—%	—
	Total	65	677,463	4.8%	$33,731	4.2%	$49.79

2026	Greater Los Angeles	23	398,506	2.8%	$15,650	1.9%	$39.27
	San Diego County	11	186,397	1.3%	9,515	1.2%	51.05
	San Francisco Bay Area	16	941,332	6.6%	49,294	6.1%	52.37
	Greater Seattle	11	395,359	2.8%	16,197	2.0%	40.97
	Austin	—	—	—%	—	—%	—
	Total	61	1,921,594	13.5%	$90,656	11.2%	$47.18

2027	Greater Los Angeles	37	731,395	5.1%	$27,012	3.3%	$36.93
	San Diego County	18	172,477	1.3%	8,730	1.1%	50.62
	San Francisco Bay Area	5	73,790	0.5%	4,729	0.6%	64.09
	Greater Seattle	10	86,543	0.6%	3,265	0.4%	37.73
	Austin	—	—	—%	—	—%	—
	Total	70	1,064,205	7.5%	$43,736	5.4%	$41.10

2028	Greater Los Angeles	21	112,683	0.8%	$5,978	0.7%	$53.05
	San Diego County	13	221,434	1.6%	12,635	1.6%	57.06
	San Francisco Bay Area	9	711,066	5.0%	48,028	6.0%	67.54
	Greater Seattle	8	61,231	0.4%	1,927	0.2%	31.47
	Austin	—	—	—%	—	—%	—
	Total	51	1,106,414	7.8%	$68,568	8.5%	$61.97

2029 and Beyond	Greater Los Angeles	39	1,361,741	9.5%	$77,678	9.6%	$57.04
	San Diego County	52	1,572,621	11.1%	96,782	12.0%	61.54
	San Francisco Bay Area	36	3,391,679	23.9%	250,075	30.9%	73.73
	Greater Seattle	23	1,602,084	11.2%	73,407	9.2%	45.82
	Austin	9	485,538	3.4%	20,975	2.6%	43.20
	Total	159	8,413,663	59.1%	$518,917	64.3%	$61.68

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2023 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name (2)	Region	Annualized Base Rental Revenue (3)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (4)
Global technology company	Greater Seattle / San Diego County	$44,851	849,826	5.6%	5.0%	2032 - 2033 / 2037
Cruise LLC	San Francisco Bay Area	35,449	374,618	4.4%	2.2%	2031
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.1%	2.5%	2034
Salesforce, Inc. (5)	San Francisco Bay Area / Greater Seattle	29,981	613,497	3.7%	3.6%	2024 / 2029 - 2030 / 2032
LinkedIn Corporation / Microsoft Corporation (6)	San Francisco Bay Area	29,752	663,460	3.7%	3.9%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	522,879	3.5%	3.1%	2027 / 2031
Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.0%	1.7%	2028
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.4%	2032
Netflix, Inc.	Greater Los Angeles	21,854	361,388	2.7%	2.1%	2032
Box, Inc. (7)	San Francisco Bay Area	19,788	341,441	2.5%	2.0%	2024 / 2028
Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.3%	1.4%	2033
DIRECTV, LLC	Greater Los Angeles	16,085	532,956	2.0%	3.1%	2026 - 2027
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	1.9%	2.0%	2030
Amazon.com	Greater Seattle	14,989	340,705	1.9%	2.0%	2029 - 2030
Riot Games, Inc. (8)	Greater Los Angeles	14,628	218,824	1.8%	1.3%	2024 / 2031
Total Top Fifteen Tenants		$370,091	6,352,824	46.1%	37.3%

________________________
(1)The information presented is based upon annualized base rental revenues as of December 31, 2023.
(2)Includes subsidiaries of tenant listed.
(3)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(4)We define significant lease expirations as those with space expiring greater than 25,000 rentable square feet.
(5)The 2024 lease expiration represents 140,509 rentable square feet expiring on August 31, 2024.
(6)The 2024 lease expiration represents 76,031 rentable square feet expiring on October 31, 2024.
(7)The 2024 lease expiration represents 53,762 rentable square feet that expired on January 31, 2024.
(8)The 2024 lease expiration represents 131,982 rentable square feet comprised of 8,691 rentable square feet that expired on January 31, 2024, 6,411 rentable square feet expiring on July 31, 2024 and 116,880 rentable square feet expiring on November 30, 2024, of which 76,644 rentable square feet was renewed in January 2024.

Q4 2023 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 38, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

03
Development

–Stabilized Development Projects
–In-Process Development & Redevelopment
–Future Development Pipeline

Q4 2023 Supplemental Financial Report

Stabilized Development Projects
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment	Rentable Square Feet	% Leased	Total Project % Occupied

1st Quarter
None

2nd Quarter
None

3rd Quarter
9514 Towne Centre Drive	University Towne Center	3Q 2021	3Q 2023	$60	70,616	100%	100%

4th Quarter
200 W. 6th Street	Austin CBD	2Q 2021	4Q 2023	690	758,975	78%	65%

TOTAL:				$750	829,591	80%	68%

____________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.

Q4 2023 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2023 (2)(3)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	4Q 2025	875,000	$1,000	$600	—%
4400 Bohannon Drive (4)	Menlo Park	4Q 2022	3Q 2025	48,000	55	20	—%
San Diego County
4690 Executive Drive (4)	University Towne Center	1Q 2022	2Q 2025	52,000	25	19	—%

TOTAL:				975,000	$1,080	$639	—%

________________________
(1)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(2)Represents costs incurred as of December 31, 2023, excluding GAAP accrued liabilities and leasing overhead.
(3)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped.
(4)Redevelopment project.

Q4 2023 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 12/31/2023 (2)

Greater Los Angeles
1633 26th Street	West Los Angeles	190,000	$15
San Diego County
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	114
2045 Pacific Highway	Little Italy	275,000	54
Kilroy East Village	East Village	TBD	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	220
Flower Mart	SOMA	2,300,000	567
Greater Seattle
SIX0	Denny Regrade	925,000	183
Austin
Stadium Tower	Stadium District / Domain	493,000	70

TOTAL:			$1,291

________________________
(1)Represents developable office/life science square feet. The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of December 31, 2023, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q4 2023 Supplemental Financial Report

Capital Structure
As of December 31, 2023 ($ in thousands)

Unsecured Private Placement Notes ($850.0M), 8.8%
Unsecured Term Loan, Unsecured Senior Notes & Secured Debt ($4.1B), 42.5%
Common Stock (117,239,558 shares)(1), 48.2%
Common LP Units (1,150,574 units)(2), 0.5%

Debt Balance (3)	Stated Rate	Maturity Date

Unsecured Debt (4)
$403,712	3.45%	12/15/2024
$400,000	4.38%	10/1/2025
$50,000	4.30%	7/18/2026
$520,000	6.41%	10/3/2026 (5)
$200,000	4.35%	10/18/2026
$175,000	3.35%	2/17/2027
$400,000	4.75%	12/15/2028
$75,000	3.45%	2/17/2029
$400,000	4.25%	8/15/2029
$500,000	3.05%	2/15/2030
$350,000	4.27%	1/31/2031
$425,000	2.50%	11/15/2032
$450,000	2.65%	11/15/2033
$4,348,712	3.97%

Secured Debt
$156,386	3.57%	12/1/2026
$81,308	4.48%	7/1/2027
$375,000	5.90%	8/10/2034
$612,694	5.12%
________________________
(1)Value based on closing share price of $39.84 as of December 31, 2023.
(2)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
(3)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(4)As of December 31, 2023, there was no outstanding balance on the unsecured revolving credit facility.
(5)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.

Q4 2023 Supplemental Financial Report

Debt Analysis
As of December 31, 2023

TOTAL DEBT COMPOSITION (1)
	Weighted Average
	Interest Rate	Years to Maturity (2)
Secured vs. Unsecured Debt
Unsecured Debt	4.0%	5.1
Secured Debt	5.1%	8.0
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	6.4%	2.8
Fixed-Rate Debt	3.8%	5.8

Stated Interest Rate	4.1%	5.4

GAAP Effective Rate	4.1%

GAAP Effective Rate Including Debt Issuance Costs	4.3%

KEY DEBT COVENANTS (3)
	Covenant	Actual Performance as of December 31, 2023

Unsecured Credit and Term Loan Facility and Private Placement Notes:
Total debt to total asset value	less than 60%	29%
Fixed charge coverage ratio	greater than 1.5x	3.5x
Unsecured debt ratio	greater than 1.67x	3.42x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.96x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032 and 2033:
Total debt to total asset value	less than 60%	39%
Interest coverage	greater than 1.5x	6.5x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	271%

________________________
(1)As of December 31, 2023, there was no outstanding balance on the unsecured revolving credit facility.
(2)The maturity date of the unsecured term loan assumes the exercise of the two twelve-month extensions at the Company’s option.
(3)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.

05
Non-GAAP Supplemental
Measures

Q4 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 5, 2024 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q4 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.

Q4 2023 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q4 2023 Supplemental Financial Report

Definitions Included in Supplemental

Annualized Base Rent:
Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Change in GAAP / Cash Rents (Leases Commenced):
Calculated as the change between GAAP / cash rents for new/renewed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Change in GAAP / Cash Rents (Leases Executed):
Calculated as the change between GAAP / cash rents for signed leases and the expiring GAAP / cash rents for the same space. May include leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation Capital Expenditures:
Capital expenditures for newly developed space, redeveloped space (in which a significant change in use is planned) or repositioned space that is expected to result in additional revenue generated when the space is re-leased, and acquired operating properties in which we are making our first significant investments post-acquisition. These costs are not subtracted in our calculation of FAD.
Fixed Charge Coverage Ratio - EBITDA:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Q4 2023 Supplemental Financial Report

Definitions Included in Supplemental, continued

GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.
Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).
Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Operating Income Margins:
Calculated as net operating income divided by total revenues.
Retention Rates (Leases Executed):
Calculated as the percentage of space renewed by existing tenants or subtenants at lease expiration.
Same Store Portfolio:
Our Same Store Portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2022 and still owned and included in the stabilized portfolio as of December 31, 2023. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.
Second Generation Capital Expenditures:
Second generation leasing includes space in the stabilized portfolio where we have made capital expenditures to maintain the current market revenue stream; generally recurring in nature or related to space previously occupied.
Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q4 2023 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Income Available to Common Stockholders	$47,284	$52,625	$212,241	$232,615
Net income attributable to noncontrolling common units of the Operating Partnership	471	588	2,083	2,283
Net income attributable to noncontrolling interests in consolidated property partnerships	5,291	6,262	23,964	24,595
Net Income	53,046	59,475	238,288	259,493
Adjustments:
General and administrative expenses	22,078	25,217	93,434	93,642
Leasing costs	1,956	1,404	6,506	4,879
Depreciation and amortization	86,016	91,396	355,278	357,611
Interest income and other income, net	(10,696)	(1,264)	(22,592)	(1,765)
Interest expense	32,325	23,550	114,216	84,278
Gain on sale of depreciable operating property	—	—	—	(17,329)
Net Operating Income, as defined (1)	184,725	199,778	785,130	780,809
Wholly-Owned Properties	162,348	174,983	688,940	682,260
Consolidated property partnerships: (2)
100 First Street (3)	6,561	6,116	25,420	23,593
303 Second Street (3)	10,099	12,702	47,285	50,998
Crossing/900 (4)	5,717	5,977	23,485	23,958
Net Operating Income, as defined (1)	184,725	199,778	785,130	780,809
Non-Same Store Net Operating Income (5)	(20,892)	(16,435)	(82,982)	(52,448)
Same Store Net Operating Income	163,833	183,343	702,148	728,361
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	5,785	(11,685)	(11,196)	(66,322)
GAAP Operating Expenses Adjustments, net	98	100	399	427
Same Store Cash Net Operating Income	$169,716	$171,758	$691,351	$662,466

________________________
(1)Please refer to pages 32-33 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office operating property disposed of in the third quarter of 2022, one office development building added to the stabilized portfolio during the second quarter of 2022, one office development building and two life science redevelopment buildings added to the stabilized portfolio during the third quarter of 2022, one office development building added to the stabilized portfolio during the third quarter of 2023, one office development building added to the stabilized portfolio during the fourth quarter of 2023 and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.

Q4 2023 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2023	2022
Net Income Available to Common Stockholders	$47,284	$52,625
Interest expense	32,325	23,550
Depreciation and amortization	86,016	91,396
Net income attributable to noncontrolling common units of the Operating Partnership	471	588
Net income attributable to noncontrolling interests in consolidated property partnerships	5,291	6,262
EBITDA, as adjusted (1)	$171,387	$174,421

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(1)Please refer to page 33 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by Nareit, as the Company does not have any unconsolidated joint ventures.